                                                                    EXHIBIT 10.9

                               SUBLEASE AGREEMENT

        This Sublease Agreement ("Sublease") is made effective as of the ____ day of May, 1999, (the "Effective Date") by and between Legato Systems, Inc., a California corporation ("Sublessor"), and Digital Impact, Inc., a California corporation ("Sublessee"). Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises situated in the City of San Mateo, County of San Mateo, State of California, consisting of approximately 18,886 square feet of space known as Suite 110 and 200 in the building at 177 Bovet Road, San Mateo, California 94402, more particularly set forth on Exhibit "A" hereto (the "Subleased Premises").

                                    ARTICLE 1

                        MASTER LEASE AND OTHER AGREEMENTS

        1.1 Subject to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the lease (the "Original Lease") dated April 24, 1997, between Casiopea Venture Corporation ("Master Lessor") and Sublessor's assignor, Qualix Group, Inc., as Lessee. The Original Lease and attached Addenda A and B, Exhibits, and Acknowledgment of Lease Commencement dated October, 28, 1998, are referred to herein as the "Master Lease". Sublessee hereby assumes and agrees to perform the obligations of Lessee under the Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "B" and incorporated herein by this reference. Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee has become obligated hereunder to perform. In the event of the termination of Sublessor's interest as Lessee under the Master Lease, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor to Sublessee. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason other than for Sublessor's breach, then this Sublease shall terminate automatically upon such termination without any liability of Sublessor to Sublessee. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.

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

        Sublessor represents to Sublessee that the Master Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublessor. Sublessor agrees to maintain the Master Lease in full force and effect throughout the term of this Sublease, except to the extent that any failure to maintain the Master Lease is due to the failure of Sublessee to comply with any of its obligations under this Sublease.

        Sublessor shall not amend or modify the Master Lease in such a manner as to materially adversely affect Sublessee's use of the Subleased Premises or increase the obligations or decrease the rights of Sublessee hereunder, without the prior written consent of Sublessee which may be granted or withheld at Sublessee's sole discretion. In the event that Sublessee desires to take any action that will require the consent of Master Lessor, Sublessor shall use reasonable and diligent efforts at no cost to Sublessor to obtain such consent on behalf of Sublessee, provided that Sublessor shall not be liable in any way for the failure of Master Lessor to so consent.

        1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted or incorporated by the terms and conditions contained in this document, and specifically except for Paragraphs I.1a, b, d, e, f, j, 1.2d, 1.3, 1.4, 3, 4.1, 4.2, 4.4, 5, 6, 19, 36, 39, 49, 50, Lease Rider No. 1, Lease
Rider No. 2, Exhibits B, D, and F are incorporated herein and shall be terms and conditions of this Sublease (with each reference therein to "Landlord," "Tenant," and "Lease" to be deemed to refer to Sublessor, Sublessee, and Sublease, respectively, as appropriate) and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease. Paragraphs 15, 16, 23, 24, 27, 28, 29, 31, 41 and 43 when referencing Landlord shall mean Master Lessor and shall not mean Sublessor in this Sublease.

        1.3 Obligations of Sublessor. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations. Such reasonable good faith efforts shall include, without limitations, upon Sublessee's request, (a) immediately notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations under the Master Lease and/or (b) assigning Sublessor's rights under the Master Lease to Sublessee to the extent necessary to permit Sublessee to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord's obligations under the Master Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall pay all costs and expenses incurred in connection therewith, and Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all costs and expenses incurred by Sublessor in connection therewith. Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master

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

Lessor to perform said obligations except for Master Lessor's termination of the Sublessor's interest as Lessee under the Master Lease in the event of Sublessor's breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same.

                                    ARTICLE 2

                                      TERM

        2.1 Term. The term of this Sublease shall commence on June 1, 1999. This shall be referred to as the "Commencement Date." The term of this Sublease shall end on April 3, 2003, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the "Expiration Date"). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease.

        2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.

        2.3 Sublessor's Inability to Deliver Premises. In the event Sublessor is unable to deliver possession of the Subleased Premises on or before the Commencement Date, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but Sublessee's obligations hereunder shall abate until such time as Sublessor delivers possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term. Sublessee shall do so subject to all the covenants and conditions hereof and if for the purpose of conducting business therein, shall pay pro rated Base Rent for each day at the same rate as that prescribed for the first month of the term. In the event Sublessor has been unable to deliver possession of the Subleased Premises within thirty (30) days after June 1, 1999, Sublessee, at Sublessee's sole option, may terminate this Sublease, and Sublessor shall return all sums paid by Sublessee to Sublessor.

                                    ARTICLE 3

                                      RENT

        3.1 Rent. Subject to the provisions of Paragraph 13.7 of the Master Lease, Sublessee shall pay to Sublessor each month during the term of this Sublease, rent in the amounts set for in Exhibit C hereto, in advance, with the first months rent due on Sublease execution and on or before the first of each month thereafter ("Base Rent"). Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent for partial paid to the Sublessor at its business address noted herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.

        3.2 Personal Property Acquisition Sublessee shall pay to Sublessor upon written notice of Master Lessor consent to this Sublease the sum of $110,000 for purchase of

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
Sublessor's personal property (the "Personal Property") in the Subleased Premises comprised of the existing cubicle systems, wiring, two conference rooms (off main lobby) tables and chairs and reception area furniture, all as more particularly set forth in Exhibit D attached hereto.

        Sublessor warrants that title to all Personal Property will pass to Sublessee upon the receipt of payment therefore free and clear of all liens, claims, security interests or encumbrances. In the event of any breach of the foregoing warranty, Sublessor shall promptly rectify the same as its sole cost and expense and shall indemnify, defend, and hold Sublessee harmless from and against any damages, liability, suits, losses, claims, actions, costs, or expenses (including attorneys' and consultants' fees and costs) suffered by Sublessee in connection with any such breach.

        3.3 Additional Rent. Sublessor is charged for Taxes, Assessments and Operating Expenses pursuant to Section 5 of the Master Lease and Sublessee shall be liable for such sums. If Sublessee shall procure any additional services from Master Lessor, Sublessee shall make such payment to Sublessor or Master Lessor, as Sublessor shall direct. Any rent or other sums payable by Sublessee under this Section 3 shall constitute and be due as additional rent. Base Rent, Operating Expenses due under the Master Lease and additional rent shall herein be referred to as "Rent".

        3.4 Pro Rata Share Sublessee's pro rata share under this Sublease shall be as set forth in the Master Lease Paragraph 1.1h. Sublessee acknowledges all square footage measurements noted and relied on in this Sublease and the Master Lease are estimates, and no adjustments shall be made based upon any actual measurements which may be made.

                                    ARTICLE 4

                                SECURITY DEPOSIT

        4.1 Security Deposit. Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Sixty-Six Thousand One Hundred and One Dollars ($66,101.00) as and for a Security Deposit to secure Sublessee's full and timely performance of all of its obligations hereunder. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any loss or damage which Sublessor may suffer thereby. Any such use, application, or retention shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sublessee shall, within 10 days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sublessee's failure to do so shall constitute a material breach of this Sublease, and in such event Sublessor may elect, among or in addition to other remedies, to terminate this Sublease. Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublessor alone shall be

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

entitled to any interest or earnings thereon and Sublessor shall have the free use of same. If Sublessee fully and faithfully performs all of its obligations hereunder, then so much of the deposit as remains shall be returned to Sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the term hereof, or (ii) Sublessee's surrender of possession of the Premises to Sublessor.

                                    ARTICLE 5

                              CONDITION OF PREMISES

        5.1 Condition of the Premises Sublessee acknowledges that as of the Commencement Date, the Premises, and every part thereof, are in good condition and without need of repair, and Sublessee accepts the Premises "as is", Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Premises. Sublessee accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises and any covenants or restrictions of record. Sublessee acknowledges that neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Premises or its present or future suitability for Sublessee's purposes.

                                    ARTICLE 6

                                    INSURANCE

        6.1 Sublessee's Insurance With respect to the Tenant's insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as named insureds Master Lessor, Sublessor and any lender as required by Master Lessor.

        6.2 Waiver of Subrogation With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor and Sublessee (and Master Lessor's consent to this Sublease shall be deemed to constitute its approval of this modification).

                                    ARTICLE 7

                          USE OF PREMISES; ALTERATIONS

        7.1 Use of Premises Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease. Sublessee shall not use any Hazardous Substances as defined in the Master Lease except for ordinary office supplies (and then only in compliance with the provisions of the Master Lease) in its use of the Sublease Premises.

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
        7.2 Alterations Sublessee shall not make any alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sublessor and of Master Lessor, which consent by Sublessor shall not be unreasonably withheld. On termination of this Sublease, Sublessee shall remove any or all of such improvements and to restore the Subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sublease, reasonable wear and tear and damage due to casualty excepted and except as otherwise instructed in writing by either Sublessor or Master Lessor to not remove certain alterations. Should Sublessee fail to remove such improvements and restore the Subleased Premises on termination of this Sublease unless instructed otherwise in writing as set forth above, Sublessor shall have the right to do so, and charge Sublessee therefor. In no event shall Sublessee be required to remove any Tenant Improvements or Alterations installed by or on behalf of Sublessor.

                                    ARTICLE 8

                      ASSIGNMENT, SUBLETTING & ENCUMBRANCE

        8.1 Consent Required. Sublessee shall not assign this Lease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Premises or any part thereof to be used or occupied by others, without Sublessor's and Master Lessor's prior written consent, which consent by Sublessor shall not be unreasonably withheld and which consent by Master Lessor shall be granted or withheld in accordance with the provisions of the Master Lease. The consent by Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sublessee (and Sublessee's assignee or subtenant) to obtain the consent of Sublessor and Master Lessor to any different or further assignment or subletting. All conditions and standards set forth in the Master Lease regarding assignments and subletting shall apply, and to the extent there is any Bonus Rental, (Rent paid by such Assignee or SubSublessee in excess of Rent paid by Sublessee hereunder) the Bonus Rental shall first be split per the Master Lease and any Bonus Rental to go to Sublessee shall be split 50/50 with Sublessor to be paid to Sublessor within five (5) days of receipt by Sublessee.

        8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Sublessee's obligation hereunder, that the termination of this Sublease shall at Sublessor's sole election, constitute a termination of every such assignment or sublease, and
(ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublessor's attorneys.

        8.3 No Release of Sublessee. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of Sublessee's obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof,

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

Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

                                    ARTICLE 9

                                     DEFAULT

        9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) business days after delivery to Sublessee of written notice that such amount has not been paid when due; (ii) abandonment of the Premises; (iii) assignment, encumbrance or subletting in violation of the provisions hereof, or waste or nuisance or an act, omission or condition prohibited hereunder at the Premises or use of the Premises for an unlawful purpose or failure to perform any provision of this Sublease which cannot, after such failure, be performed; or (iv) Sublessee's failure to perform timely any other provision of this Sublease or the Master Lease as incorporated herein.

        9.2 Sublessor's Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

        9.3 All Sums Due and Payable as Rent. Sublessee shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

        9.4 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor thirty (30) days' prior written notice, and Sublessor shall fail to cure said default within said thirty (30) day period, or in the event Sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

        9.5 Notice of Event of Default under Master Lease Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from Master Lessor of an Event of Default or Sublessor's actual knowledge of such impairment.

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

                                   ARTICLE 10

                            CONSENT OF MASTER LESSOR

        10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless Master Lessor signs a consent to this subletting satisfactory to Sublessor and Sublessee.

        Sublessor shall use commercially reasonable efforts to obtain the timely consent of Master Lessor.

                                   ARTICLE 11

                                  MISCELLANEOUS

        11.1 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease as between Sublessor and Sublessee, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. As between Master Lessor on the one hand and Sublessor and Sublessee on the other hand, the Master Lease shall govern and control, except to the extent this Sublease or Master Lessor's consent hereto reflects an express agreement by Master Lessor to be bound by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.

        11.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.

        11.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Premises.

        11.4 Holding Over. This Sublease is subject to the terms of Paragraph 19 of the Master Lease where Tenant shall mean Sublessee and Landlord shall mean Sublessor.

                                   ARTICLE 12

                              BROKER'S COMMISSIONS

        12.1 Commission. Sublessor and Sublessee represent and warrant to each other that each has dealt with the following brokers: BT Commercial (Sublessor's Broker) and Cornish & Carey (Sublessee's Broker) and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not

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

identified above as Sublessor's Broker or Sublessee's Broker. The commission to the Brokers is pursuant to separate agreement.

                                   ARTICLE 13

                              NOTICES AND PAYMENTS

        13.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

        Sublessor at: Legato Systems, 3210 Porter Drive, Palo Alto, CA 94304.

        Sublessee at the Premises, unless Sublessee has abandoned or vacated the Premises and notified the Sublessor of any other address.

                                   ARTICLE 14

                                 ATTORNEYS' FEES

        14.1 Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Sublease, to recover rent, to terminate this Sublease, or to enforce, protect, determine or establish any term or covenant of this Sublease or rights or duties hereunder of either party, the prevailing party (as defined in Paragraph 29 of the Master Lease) shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

                                   ARTICLE 15

                                    EXHIBITS

        15.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

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


        IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease on the date first set forth above.

SUBLESSOR                                          SUBLESSEE

LEGATO SYSTEMS, INC.                               DIGITAL IMPACT, INC.
a California corporation                           a California corporation

By:                                                By:/s/ Signature Illegible
    --------------------------
Its:                                               Its: PRESIDENT
     -------------------------


By:                                                By:
     -------------------------                         -----------------------
Its:                                               Its:
     -------------------------                         -----------------------

                                   EXHIBIT "C"

                                    BASE RENT
                                    ---------

               RENTAL PERIOD                                     Monthly Rent
               -------------                                     ------------
               From Lease Commencement through                   $40,200.00
               3/31/2000 (to allow for phase-in of
               the space used)

               4/01/2000 through 3/31/2001                       $64,212.40

               4/01/2001 through 3/31/2002                       $65,156.70

               4/01/2002 through Expiration Date                 $66,701.00



                                       -1-